Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of Equity Focus Trusts—Trilogy Advisors Global Communications Portfolio, 2002 Series B:

We consent to the use of our report dated August 21, 2002, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York
August 21, 2002

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